UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 4, 2009
Date of Report (Date of earliest event reported)
Adventure Energy, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-154799	26-2317506

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

(Address of principal executive offices)	(Zip Code)
(727) 824-2800
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-10.1 Material contracts

Item 1.01  Entry into a Material Definitive Agreement

                On September 4, 2009, Adventure Energy, Inc. (the “Company”) entered into a Lender Acquisition Agreement (the “Agreement”) with SLMI Holdings LLC (“Holdings”) and SLMI Options, LLC (“Options”). Pursuant to the Agreement, the Company acquired all of the outstanding ownership units (the “Ownership Units”) of Options from Holdings. The purchase price of the Ownership Units is as follows: (A) a promissory note in the principal amount of $1,000,000 secured by an interest in the Company’s tangible and intangible assets; and (B) 1,500,000 shares of the Company’s common stock. In addition, pursuant to the terms of the Agreement, the Company agreed to issue to Holdings 1,000,000 shares of Series A Preferred Stock of the Company, which shares shall be convertible into 10,000,000 shares of common stock upon the occurrence of an event of default under the Agreement. The Holders of the Series A Preferred shall have the right to one vote for each one share of Series A Preferred stock owned. The Agreement provides that in the event of a default, the Holders of the Series A Preferred Stock shall have the right to appoint 3 additional members to the Company’s Board of Directors. In addition, the holders of the Series A Preferred Stock shall have the right to appoint an observer to the Company’s Board of Directors who will act as tie breaking vote upon the occurrence of an event of default and the subsequent increase in the size of the Board to six members.  The Company also agreed to issue 300,000 shares of Series B Preferred Stock to Holdings in consideration for the issuance of a promissory note in the principal amount of $300,000 which is due on the fifth anniversary of the Agreement and which is secured by the Series B Preferred Stock. The Series B Preferred Stock is convertible into 3,000,000 shares of common stock of the Company.

Pursuant to the terms of the Agreement, the Company granted Owner the right, for a period of three years, to participate in up to 100% of any future financing transaction by the Company.

In addition, the Agreement provides the following: (a) a prohibition of the Company from selling any of the collateral pledged pursuant to the Agreement without the consent of Holdings; (b) that no adverse change in the Company’s financial condition or business shall occur; (c) permits Owners or its designees access to the companies books and records; (d) the maximum number of shares outstanding shall be no more than 45,000,000 on a fully diluted basis; (e)  prohibition against any amendment of its Articles of Incorporation, any recapitalization of the Company’s stock without the consent of Holding; (f)  the Company shall continue to be a fully reporting public company and remain in good standing; and (g) the Company shall not default in its payment or performance of its obligations under the Agreement.

                SLMI Options, LLC was formed solely for the purpose of holding certain notes issued to Owner by Harry Thompson, Harlis Trust, Wilon Resources and or/Wilon Gathering System, Inc. which as of May 31, 2009 aggregated $1,329,824.

Item 9.01               Financial Statements and Exhibits

Exhibit Number	Description

10.1         Lender Acquisition Agreement dated as of September 4, 2009 among Adventure Energy. Inc., SLMI Holdings, LLC and SLMI Options, LLC.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adventure Energy, Inc.
Date: September 11, 2009	By:	/s/ Wayne Anderson
Wayne Anderson
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

EX-10.1	Material contracts